EXHIBIT 99.4
                                                                    ------------


                                                                October 18, 2006

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
J.P. Morgan Securities Inc. Jefferies & Company, Inc. Morgan Keegan & Company, Inc.

As Representatives of the several Underwriters
         c/o Merrill Lynch & Co
              Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
      4 World Financial Center
      New York, New York  10080


Re:      Proposed Public Offering by Susser Holdings Corporation

Dear Sirs:

         The undersigned, a stockholder, officer, director and/or employee of Susser Holdings Corporation, a Delaware corporation (the "Company"), or Stripes Holdings LLC, or their respective Subsidiaries, understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), J.P. Morgan Securities Inc. ("J.P. Morgan"), Jefferies & Company, Inc ("Jefferies") and Morgan Keegan & Company, Inc. ("Morgan Keegan") propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $0.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, officer, director and/or employee of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 180 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or request that the Company file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the "Lock-Up Securities") or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that the foregoing restrictions will not apply to transfers of the Lock-Up Securities (A) as a bona fide gift, provided that each donee thereof agrees to be bound in writing by the restrictions set forth herein, or (B) to any trust or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or authorized representative

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of such other entity, as applicable, agrees to be bound in writing by the restrictions set forth herein.

         Notwithstanding the foregoing, if:

         (1) during the last 17 days of the 180-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

         (2) prior to the expiration of the 180-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch waives, in writing, such extension.

         The undersigned hereby acknowledges and agrees that written notice of any extension of the 180-day lock-up period pursuant to the previous paragraph will be delivered by Merrill Lynch to the Company (in accordance with Section 13 of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 180-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 180-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.



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         The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.



                                 Very truly yours,

                                 Stripes Holdings, L.P.


                                 Signature:  /s/  William F. Dawson, Jr.
                                          --------------------------------------

                                 Print Name: William F. Dawson, Jr.
                                            ------------------------------------
                                 Title:     President and CEO